EXHIBIT 99.1

TOMI ENVIRONMENTAL SOLUTIONS APPOINTS HAROLD W. PAUL TO ITS BOARD OF DIRECTORS

-          Brings Over 40 years of Legal, Securities, and Board Leadership Experience Across Multiple Industries -

FREDERICK, MD, October 1, 2025 (GLOBE NEWSWIRE) — TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ: TOMZ), a global company specializing in disinfection and decontamination utilizing its premier Binary Ionization Technology (BIT) platform through its SteraMist brand of products, today announced the appointment of Mr. Harold W. Paul to its Board of Directors, effective immediately. He succeeds Ms. Kelly J. Anderson, who has resigned from the Board effective as of September 30, 2025.

Mr. Paul brings more than 40 years of legal and securities expertise, along with extensive board leadership experience across technology, financial services, and other industries. He previously served as a member of TOMI’s Board from 2009 to 2021, including as Corporate Secretary from 2013 to 2021. Over his career, Mr. Paul has advised numerous publicly traded companies as outside legal counsel and has served on the boards of six public companies. He holds a Bachelor of Arts from the State University of New York at Stony Brook and a Juris Doctor from Brooklyn Law School, and is admitted to practice law in New York and Connecticut.

Dr. Halden Shane, Chief Executive Officer of TOMI commented, “We are pleased to welcome Harold back to TOMI’s Board of Directors. His deep knowledge of securities law, corporate governance, and experience across multiple public company boards will bring valuable perspective to TOMI as we continue to advance our strategy and expand our impact in critical industries. I also want to express my sincere appreciation to Ms. Kelly Anderson for her dedicated service to TOMI. We wish her every success in her future endeavors.”

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TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ:TOMZ) is a global decontamination and infection prevention company, providing environmental solutions for disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology ® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage hydrogen peroxide as its only active ingredient and uses patented ionized Hydrogen Peroxide (iHP™) technology in all SteraMist systems to create superior disinfection. TOMI products are designed to service a broad spectrum of use sites, including, but not limited to, hospitals and medical facilities, biosafety labs, pharmaceutical facilities, commercial and office buildings, schools, restaurants, meat and produce processing facilities, and police and fire departments.

For additional information, please visit http://www.steramist.com/ or contact us at info@tomimist.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating to TOMI’s board of directors. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

INVESTOR RELATIONS CONTACT:

John Nesbett/Rosalyn Christian

IMS Investor Relations

tomi@imsinvestorrelations.com

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